EXHIBIT 10.2

Grantee:	Grant Date:

Expiration Date:

Number of Shares:	Exercise Price:

Non-Qualified Option No.:

NON-QUALIFIED STOCK OPTION AGREEMENT

          This Non-qualified Stock Option Agreement (the "Agreement") is made as of the Grant Date set forth above by and between WOLVERINE WORLD WIDE, INC. ("Wolverine"), and the grantee named above (the "Grantee").

          The Wolverine World Wide, Inc. Stock Incentive Plan (the "Plan") is administered by the Compensation Committee of Wolverine's Board of Directors (the "Committee"). The Committee has determined that Grantee is eligible to participate in the Plan. The Committee has granted stock options to the Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.

          The Grantee acknowledges receipt of a copy of the Plan and the Plan Description and accepts this option subject to all of the terms, conditions and provisions of this Agreement and the Plan.

          1.          Grant. Wolverine grants to Grantee an option to purchase shares of Wolverine's common stock, $1 par value ("Common Stock"), as set forth above. This option is a non-qualified stock option and is not an incentive stock option as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All of the rights of the Grantee are subject to the terms, conditions and provisions of the Plan, which are incorporated by reference into this Agreement.

          2.          Term and Delayed Vesting. Right to exercise this option begins on the Grant Date shown above and shall terminate on the Expiration Date shown above, unless earlier terminated under the Plan by reason of termination of employment or officer status. The Grantee's right to exercise this option shall vest as follows: ______ shares of the shares granted at the time of this Agreement immediately, ______ shares of the shares granted on the ______ anniversary date of this Agreement, ______ shares of the shares granted on the ______ anniversary date of this Agreement and the remaining ______ shares of the shares granted on the ______ anniversary date of this Agreement. The Committee may, in its sole discretion, accelerate vesting of the option at any time before full vesting.

          3.          Exercise. Grantee shall exercise this option by giving Wolverine written notice of the exercise of this option in the form of Exhibit A hereto. The notice shall set forth the number of shares to be purchased. The notice shall be effective when received by the Chief Financial Officer at Wolverine's main office, accompanied by full payment (as set forth below) of the option price. Wolverine will deliver to the Grantee a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed for such period as may be required for Wolverine with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, any requirements under any other law or regulation applicable to the issuance, listing or transfer of such shares, or any agreement or regulation of the New York Stock Exchange or the Pacific Exchange. If the Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, the Grantee's right to exercise the option with respect to such undelivered shares shall terminate.

          4.          Payment by Grantee. When exercising this stock option, Grantee shall pay Wolverine in cash, in previously owned shares of Wolverine's common stock or, if the Committee consents, in other consideration substantially equivalent to cash. The Committee, in its discretion, may permit payment of all or a portion of the exercise price in the form of a promissory note or installments according to terms approved by the Committee and under the terms of Wolverine's then existing Stock Option Loan Program. The Committee may require security acceptable to the Committee.

          5.          Registration and Listing. The stock options granted under this Agreement are conditional upon (a) the effective registration or exemption of the Plan, the options granted under the Plan and the stock to be received upon exercise of options under the Securities Act of 1933 and applicable state or foreign securities laws, and (b) the effective listing of the stock on the New York Stock Exchange and the Pacific Exchange.

          6.          Transferability. This option shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the term of the option except by will or the laws of descent or distribution, except that the Grantee may transfer or assign the option to the Grantee and Grantee's spouse as joint tenants with right of survivorship, or to a revocable grantor trust established by the employee, or other acceptable form of ownership approved by the Committee in which the option is considered to continue to be beneficially owned by the employee for Federal income tax purposes and for purposes of the Federal securities laws as they may be amended from time to time. As a condition to the transfer or assignment of the option, the transferee must execute a written agreement permitting Wolverine or a subsidiary to withhold from the shares subject to the option a number of shares having a Market Value at least equal to the amount of any federal, state, local or foreign withholding or other taxes associated with or resulting from the exercise of the option and agreeing to the terms and conditions and restrictions under which the option is issued under the Plan and the Agreement.

          7.          Termination of Employment or Officer Status. This option shall terminate at the times provided in the Plan after the termination of the employment or officer status of the Grantee with Wolverine or any of its subsidiaries. In addition to any provisions contained in the Plan, this option shall fully vest and be immediately exercisable in full upon the following events resulting in termination of employment or officer status: (a) death; (b) disability (as defined in Wolverine's Long-Term Disability Plan); or (c) voluntary termination by a Participant of all employment and/or officer status with Wolverine and its subsidiaries after the Participant has attained (i) 50 years of age and seven years of service (as an employee and/or officer of Wolverine or its subsidiaries), (ii) 62 years of age, or (iii) such other age, period or conditions of service as may be determined by the Committee in its sole discretion.

          8.          Acceleration. This option shall be immediately exercisable in the event of any Change in Control of Wolverine. "Change in Control" is defined in the Plan.

          9.          Stockholder Rights. The Grantee shall have no rights as a stockholder with respect to any shares covered by this option until the date of the issuance of a stock certificate to the Grantee for such shares.

          10.          Employment by Wolverine. The grant of this option shall not impose upon Wolverine or any subsidiary any obligation to retain the Grantee in its employ for any given period or upon any specific terms of employment. Wolverine or any subsidiary may at any time dismiss the Grantee from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in any written agreement with the Grantee.

          11.          Certifications. The Grantee acknowledges that he or she has been furnished and has read the most recent Annual Report to Stockholders of Wolverine and the Plan Description relating to the Plan. The Grantee hereby represents and warrants that the Grantee is acquiring the option granted under this Agreement for the Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. The Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as Wolverine may reasonably specify to ensure compliance with federal and state securities laws.

          12.          Effective Date. This option shall be effective as of the date set forth at the top of this Agreement.

          13.          Tax Withholding. Wolverine or one of its subsidiaries shall be entitled to (a) withhold and deduct from the Grantee's future wages (or from other amounts that may be due and owing to the Grantee from Wolverine or a subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related taxes attributable to the option granted under this Agreement, including, without limitation, the grant, exercise, or vesting of, or payment of dividends with respect to, the option; or (b) require the Grantee promptly to remit the amount of such withholding to Wolverine or a subsidiary before taking any action with respect to the option. Unless the Committee provides otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to Wolverine of previously owned Common Stock.

          14.          Agreement Controls. The Plan is incorporated in this Agreement by reference. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of this Agreement shall control.

          15.          Corporate Changes. In the event of any stock dividend, stock split or other increase or reduction in the number of shares of Common Stock outstanding, the number and class of shares covered by this option, and the exercise price, are subject to adjustment as provided in the Plan.

          16.          Administration. The Committee has full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan, except as limited by the Plan or as may be necessary to assure that the Plan provides performance-based compensation under Section 162(m) of the Code. All determinations made by the Committee shall be final and conclusive.

          17.          Illegality. The Grantee will not exercise this option, and Wolverine will not be obligated to issue any shares to the Grantee under this option, if the exercise thereof or the issuance of such shares shall constitute a violation by the Grantee or Wolverine of any provisions of any law, order or regulation of any governmental authority.

This option has been issued by the Compensation Committee of Wolverine.
WOLVERINE WORLD WIDE, INC.

Stephen L. Gulis Jr., Executive Vice President and Chief Financial Officer "Wolverine"

(Signature)

(Print Name)
"Grantee"